Exhibit 10.57

INTELLECTUAL PROPERTY RIGHTS ASSIGNMENT AGREEMENT	ACTE DE CESSION DE DROIT DE PROPRIETE INTELLECTUELLE
Between Electronique du Mazet as Vendor and Venus Concept Ltd. as Purchaser	Entre Electronique du Mazet: en qualité de Vendeur et Venus Concept Ltd en qualité d’Αcquéreur
15 February 2018	15 février 2018

03/28/2020 2:20 PM

03/28/2020 2:20 PM

This lNTELLECTUAL PROPERTY RIGHTS ASSIGNMENT AGREEMENT is made on 15 February 2018

Between:

(1)Electronique du Mazet, a French sοciété par actions (1) simplifiée, the registered office of which is located at Zone Artisanale, 43520 Mazet-Saint-Voy, and registered with the Trade and Companies Registry of le Puy-En-Velay under number 418 274 700, represented by Sebastian Ailleret, duly authorized for the purpose hereof (the “Vendor”); and

(2)Venus Concept Ltd., an Israeli company, the registered office of which is located at 2 Ha-Yetzira St., Yokneam, Israel, and identified under number 514246636, represented by Domenico Serafino duly authorized for the purpose hereof (the “Purchaser”);

the Vendor and the Purchaser being individually referred to as the “Party” and collectively as the “Parties”;

Whereas

On 10 May 2014, Societe de Promotion et Diffusion d’Equipement Medical Medicamat, a French  société par actions simplifiée, the registered office of which is located at 59 Avenue Augustin Dumont, 92240 Malakoff, and registered with the Trade and Companies Registry of Nanterre under number 313 104 614 (“Medicamat”) and the Vendor have entered into a supplier agreement (contrat de sous-traitance de confidentialité et non sollicitation,), (the “Supplier Agreement”) for the purposes of designing, developing and manufacturing Medicamat’s S.A.F.E.R.G/NeoGraft® medical hair transplant device (the “Neograft Device”).

Vendor in the course of the performance of the Supplier Agreement has developed creations, including software, in connection with the design, development and manufacturing of the Neograft Device that may be protected by intellectual property rights and associated immaterial rights.

On 26 January 2018; Venus Concept Ltd., as purchaser, and, among other parties, Medicamat, as seller, entered into a master asset purchase agreement relating to the acquisition by the Purchaser and its affiliates of certain Medicamat’s assets (the “Master

Asset Purchase Agreement”), including all rights associated to the Neograft Device and the Supplier Agreement.

The Vendor has consented in writing on 1 February to the transfer of the Supplier Agreement to the 2018 Purchaser with effect on the Closing Date as defined in the Master Asset Purchase Agreement.

The Vendor agrees to assign, and the Purchaser consent agrees to purchase, the Intellectual Property (as this term is defined hereinafter), under the terms and conditions provided for in this Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.Definitions

In this Agreement, the following terms shall have the meanings set out below:present

“Agreement” means this agreement, its recitals and its schedules

“Claim” means any claim, demand, assessment, and any , legal, administrative or arbitration action or proceeding, and any judgment, whether civil, criminal, administrative or investigative;

“Closing Date” has the meaning set out in section 2;

“Encumbrance” means for any asset or right, any security of real or personal property (such as notably pledge, lien, mortgage, personal guarantee), including, pledge, liens, privilege, servitude, any right, of any nature whatsoever, restraining the free use or free exercise, or free transfer (such as notably put options, lock-up commitment, preemption right, right of first refusal, resale right, drag along right, escrow, right of retention, ownership clause, claim) or any third party right or any other commitment of any nature whatsoever having the same purpose or a similar effect;

“Intellectual Property” means all right, title, benefit and interest of the Vendor in all intellectual property of any nature and kind owned by the Vendor attached to creations or inventions developed in connection with the design, development and manufacturing of the Neograft Device under the Supplier Agreement, including all domestic and foreign proprietary software, industrial designs and copyrights, whether registered or unregistered, and all applications for registration thereof, all inventions, formulae, models, product and service designs, product and service configurations, product and service formulations, processes and processing methods, technology and techniques, data, databases, proprietary information, know-how, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing misuse or misappropriation, anywhere in the world, and all associated rights, including moral rights, owned by the Vendor, and any rights equivalent or similar to any of the foregoing, anywhere in the world, held or owned by the Vendor an indicative list of which is enclosed in Schedule 1;

“Master Asset Purchase Agreement” has the meaning

“Medicamat” has the meaning ascribed in the recitals;

“Neograft Device” has the meaning ascribed in the recitals;

“Person” means any individual or legal entity, investment fund, governmental entity or other entity having or not legal personality, French or not;

“Purchase Price” has the meaning set out in Section 4.1 of the Agreement;

“Purchaser” has the meaning ascribed in the recitals;

“Supplier Agreement” has the meaning ascribed in the recitals; and

“Vendor” has the meaning ascribed in the recitals.

2.ASSIGNMENT

2.1In consideration of the payment of the Purchase Price and the mutual rights and obligations assumed herein, the Vendor hereby assigns exclusively tο the Purchaser with full title guarantee and with effect as from the date hereof (the “Closing Date”), all of its right, title and interest in and to the Intellectual Property worldwide and for the entire term of protection under legislation, regulations, international agreements and any other legal instruments applicable and in force now or from time to time in the future.

2.2On the Closing Date, the Vendor shall deliver to the Purchaser:

(i)three (3) duly executed originals of this Agreement; and

(ii)any document or information required for the use and/or exploitation of the Intellectual Property by the Vendor including source codes and documentation related to softwares.

2.3On the Closing Date, the Purchaser shall:

(i)pay to the Vendor the Purchase Price; and

(ii)deliver three (3) duly executed originals of this Agreement.

All actions set out in paragraphs 2.2 and 2.3 above are deemed to have been completed simultaneously on the Closing Date and no delivery of documents shall be deemed made until all operations, deliveries of documents or payments referred to herein are completed, unless the Party meant to receive such document or payment, waives it in writing.

3.SCOPE OF RIGHTS

As from the Closing Date, the Purchaser is entitled to all the rights and obligations belonging to the Vendor and relating to the intellectual Property, including but without limitations (i) the reproduction, performance and adaptation rights in whatever form and by whatever means (ii) the right to initiate, restart or continue, on its behalf, at its own risk and to its benefit, as a plaintiff or as a defendant, all rights, proceedings and actions relating to the Intellectual Property, and (iii) any right of priority which may be attached to the Intellectual Property.

4.PURCHASE PRICE

4.1Amount

The price owed to the Vendor in consideration of the assignment of the intellectual Property set forth herein is for an amount equal to EUR 1 (the “Purchase Price”).

The Purchase Price has been negotiated in good faith by the Parties, taking in consideration that (i) the Intellectual Property is attached to components or products specifically developed for the Neograft Device sold to Medicamat under the Supplier Agreement (ii) is worthless if not used in connection with the Neograft Device, property of Medicamat and (iii) that the transfer of the intellectual Property intervenes for the purposes of the transfer of the Supplier Agreement.

4.2 Payment

On the Closing Date, the Purchaser shall pay to the Vendor, in full and in cash, [by bank transfer of immediately available funds], the Purchase Price.

5. VENDOR'S REPRESENTATIONS AND WARRANTIES

The Vendor represents and warrants, to the Purchaser as of the Closing Date as follows and acknowledge that the Purchaser is relying upon such representations and warranties in connection with the execution of this Agreement.

5.1 Existence – Incorporation

The Vendor is duly incorporated and validly existing under the laws of France.

5.2 Authority and capacity

The Vendor has full power and authority to enter into this Agreement and any other agreement or document entered into pursuant to this Agreement and to perform the obligations to which it is bound under this Agreement, and has obtained all necessary consents and authorizations required to be obtained by it to perform this Agreement. This Agreement, upon execution by the Vendor, will constitute a valid and binding agreement enforceable against the Vendor in accordance with its terms.

5.3 Absence of insolvency

The Vendor is not insolvent, nor subject to any bankruptcy, insolvency. or moratorium.

5.4 Absence of violation

The execution and the performance by the Vendor of this Agreement and any other agreement entered into pursuant to this Agreement shall not constitute a violation of, or a default under, or conflict with any term or provision of the organizational documents (in particular the articles of association (statuts)) of the Vendor or any contract of the Vendor, the effect of which would impair the ability of the Vendor to perform its obligations pursuant to this Agreement or to any other agreement entered into pursuant to this Agreement, and there exists at the date hereof no order, writ, injunction, decree, judgment of any legal body to which the Vendor is a party or by which the Vendor or any of its properties and assets are bound, the effect of which would impair the ability of the Vendor to perform its obligations pursuant to this Agreement or to any other agreement entered into pursuant to this Agreement.

5.5 Governmental consents

The execution and the performance by the Vendor of this Agreement and any other agreement entered into pursuant to this Agreement do not and will not require any consent. approval, authorization or order of, action by, filing with or notification to any government, governmental, supranational or trade agency, court or regulatory body.

5.6 Intellectual Property

The Vendor is the sole exclusive legal and beneficial owner of all right, title and interest in and to all Intellectual Property, and have good and marketable title to all Intellectual Property, free and clear of all Encumbrances. The Vendor has not granted, by transfer. license or otherwise, any right. title or interest in or to any Intellectual Property. The Vendor is free to use and exploit throughout the universe the Intellectual Property

The Vendor rights in the Intellectual Property are valid, subsisting and enforceable. The Vendor has taken all reasonable steps to maintain the Intellectual Property.

In the five (5) years preceding the Closing Date, no Person has challenged the ownership of the Vendor of the Intellectual Property or the validity or enforceability of any applications or registrations for rights in any of the Intellectual Property; nor in the five (5) years preceding the Closing Date have any actions or proceedings been taken or are pending to challenge the Vendor' ownership of, or rights to any application or the registration for, any of the Intellectual Property.

The Intellectual Property have not been the subject of any Claims or proceedings in the period of five (5) years preceding the Closing Date, nor are there any such Claims are or proceedings currently pending or outstanding, or threatened.

None of the Vendor past or current registration, use, or exploitation of the Intellectual Property violates or infringes are has violated or infringed upon the rights of any other Person. No Person has violated or infringed upon the rights or threatened to violate the rights in any respect nor does it exist any facts that would reasonably be expected to form the basis for a Claim of such infringement.

6. PURCHASER'S REPRESENTATIONS AND WARRANTIES

The Purchaser hereby makes the following representations for the benefit of the Vendor, on the Closing Date.

6.1 Existence – Incorporation

The Purchaser is a company duly incorporated and validly existing under the laws of Israel.

6.2 Authority and capacity

The Purchaser has full power and authority to enter into this Agreement and any other agreement or document entered into pursuant to this Agreement and to perform the obligations to which it is bound under this Agreement, and has obtained all necessary consents and authorizations required to be obtained by it to perform this Agreement. This Agreement, upon execution by the Purchaser, will constitute for the Purchaser a valid and binding agreement enforceable against it in accordance with its terms.

6.3 Absence of insolvency

The Purchaser is not insolvent, nor subject to any bankruptcy, insolvency, moratorium or other similar proceedings under applicable laws.

6.4 Absence of violation

The execution and the performance by the Purchaser of this Agreement and any other agreement entered into pursuant to this Agreement shall not constitute a violation of, or a default under, or conflict with any term or provision of the organizational documents (in particular the memorandum and articles of association (statuts), charter or similar constitutive document) of the Purchaser or any contract of the Purchaser, the effect of' which would impair the ability of the Purchaser to perform its obligations pursuant to this Agreement or to any other agreement entered into pursuant to this Agreement, and there exists at the date hereof no order. writ, injunction, decree, judgment of any legal body to which the Purchaser is a party or by which the Purchaser or any of its properties and assets are bound, the effect of which would impair the ability of the Purchaser to perform its obligations pursuant to this Agreement or to any other agreement entered into pursuant to this Agreement.

6.5 Governmental consents

The execution and the performance by the Purchaser of this Agreement and any other agreement entered into pursuant to this Agreement do not and will not require any consent, approval, authorization or order of, action by, filing with or notification to any government, governmental, supranational or trade agency, court or regulatory body.

8. MISCELLANEOUS

8.1 Other Covenant

If, at any time after {he Closing Date, any Intellectual Property remains for any reason vested in the Vendor, the Vendor shall transfer such Intellectual Property to the Purchaser as soon as practicable for no additional consideration.

8.2 Notices

Any correspondence or notice required or permitted to be given under this Agreement will be deemed to have been validly sent if hand-delivered or sent by (i) fax or other wire transmission with proof of receipt; or (ii) OHL or any other express courier, for which receipt is acknowledged by the recipient or a representative of the recipient; or (iii) registered letter, postage prepaid with acknowledgement of receipt:

•In the event of notice to the Purchaser: to Venus Concept Ltd., for the attention of Domenico Serafino, at its address provided at the beginning of this Agreement; and

•In the event of notice to the Vendor: to Electronique du Mazet, for the attention of Sebastian Ailleret, at its address provided at the beginning of this Agreement;

or at such other address as may hereafter be provided in writing to the notifying Party. Notices are deemed to have been served on the date of receipt by the notified Party.

8.3 Entire agreement

This Agreement sets forth the entire agreement between the Parties with respect to the purpose of this Agreement. It supersedes any and all prior and agreements, arrangements and understandings between the Parties with respect to the purpose of this Agreement.

8.4 Severability

If any provision of this Agreement is declared void, illegal or unenforceable, it shall not render void, illegal or unenforceable the remaining provisions of this Agreement which shall continue in full force and effect.

The Parties shall in good faith negotiate in order to amend the void, illegal or unenforceable provision by valid, legal and enforceable provisions so as to achieve a result as close as possible to that intended by the void, illegal or unenforceable provision.

8.5 Amendment

This Agreement can be amended or modified only by a written instrument with the same date or a later date, duly signed by the Parties.

8.6 Conflict

This Agreement has been drafted in English and French, in case of discrepancies between the English version and the French version of this Agreement, the Parties expressly agree that the English version of this Agreement will be deemed to prevail.

8.7 Governing Law and Jurisdiction

This Agreement shall be governed by the laws of France.

The Parties expressly agree that any dispute arising between the Parties in relation to the validity, application, performance

Cet Acte De Cession De Droit De Prοpriété Intellectuelle est en date du 15 février 2018.

Entre:

(1)Electronique du Mazet, une société par action simplifiée dont le siège social est situé Zone Artisanale, 43520 Mazet-Saint-Voy, et immatriculée au RCS du Puy-En-Velay sous le numéro 418 274 700, représentée par Sebastian Ailleret, dûment autοrisée aux fins des présentes (le « Vendeur ») ; et

(2)Venus Concept Ltd., une société israélienne, dont le siège social est situé 2 Ha-Yetzira St., Yokneam, Israel, et immatriculée sous le numéro 514246636, représentée par Domenico Serafino, dύment autorisé aux fins des présentes (I’ «acquéreur») ;

le Vendeur et Ι’Αacquéreur étant ci-après dénommés collectivement les « Parties » et individuellement une « Partie »

II est préalablement expose ce qui suit :

Le 10 mai 2014, Société de Promotion et Diffusion d’Equipement Medical Medicamat, une société par actions simplifiée dont le siège social est situe 59 Avenue Augustin Dumont, 92240 Malakoff, et immatriculée au RCS de Nanterre sous le numéro 313 104 614 (« Medicamat »), et le Vendeur ont  conclu un contrat de sous-traitance de confidentialité et non sollicitation (le «Contrat de Fournisseur ») pour les besoins de la conception, du développement et de la fabrication de I’appareil de transplantation capillaire de Medicamat: S.A.F.E.R.®/NeoGraft® (Ι’« Appareil Neograft »).

Au cours de I ’exécution du Contrat de Fournisseur, le Vendeur a développé des créations, en ce compris des logiciels, dans le cadre de la conception, le développement et Ia fabrication de l’Appareil Neograft et qui sent susceptibles d’être protègés par des droits de propriété intellectuelle ou droits équivalents.

Le 26 janvier 2018 ; Venus Concept Ltd., en qualité d’acquéreur, et avec d’autres sοοίό16s de son groupe, et notamment Medicamat, en quality de vendeur, oft conclu un contrat de cession d’actifs (Master Asset Purchase Agreement), aux termes duquel I’Αcquéreur et/ou ses affiliés acquerraient certains actifs de Medicamat (le « Contrat de Cession Global »), en ce compris notamment tous les droits associes é l’Appareil Neograft et le Contrat de Fournisseur.

Le Vendeur, par acte sent en date dιι15 fevrier 2018 a donne son accord au transfert du Contrat de Fournisseur I’Acquereur avec effetIa date de cession (Closing Date) tel que ce terme est définit dans le Contrat de Cession Global.

En vertu de ce qui precede, le Vendeur ceder et l’Acquereur acheter, la Prοpriete Intellectuelle (tel que ce terme est definit ci-aprés) cοnformément aux termes et conditions ρrevus par le present Acte.

CECI AVANT ETE EXPOSE, IL EST CONVENU CE QUI SUIT ENTRE LES PARTIES:

1.Définitions

Les termes et expressions suivants auront, dans le Acte, la signification qui leur est dοnnee ci‑ apres

« Acte » désigne le present acte, son ρreambule et ses annexes

« Reclamation » désigne toute reclamation, demande, evaluation et toute action οu procedure judiciaire, administrative ou arbitrale, ainsi que tout jugement civil, penal, administratif οu d’instruction ;

« Date de Cession » Ie sens qui lui est donne é (‘article 2;

« Charge» désigne, pour tout bien ou droit, toute súrete ou garantie personnelle ου réelle (telle que notamment nantissement, gage, hypotheque ou cautionnement), en ce inclus lc nantissement, privilege, servitude, tout droit, de toute nature, affectant la libre jouissance ou le libre exercice, ου la libre negociabilite (tels que notamment prornesse de vente, engagement d’inalienabilite, droit de preemption, pacte de preference, droit dc suite, droit de cession fοrcée, sequestre, droit de retention, clause de reserve de ρroprietεΡ, revendication) οu tout autre droit de tiers οu obligation de quelque nature que ce soit avant un objet ou un effet similaire;

« Prορriété Intellectuelle » désigne tout droit de prοprieté intellectuelle de quelque nature que ce soit appurtenant au Vendeur et attache aux creations et inventions developpees dans le cadre de Ia conception, Ιο developpement et Ia fabrication de l’Appareil Neograft au titre du Contrat de Fournisseur, notamment tout logiciel proprietaire, dessins et modeles et droits d’auteur, enregistres ου non enregistrés et toutes les demandes d’enregistrement associees, toutes inventions, formules, modeles, forme de praduit ου service, configuration de produit ου service, formules de produits ου services, procedures ου rnéthodes, techniques ου technologies, donnees, bases de donnees, informations, savoir-faire ainsi que tout droit d’action ου tout fondernent ά une action, droit de poursuivre et droit de reparation resultant de ου relatif ά ce qui precede, en ce compris toute utilisation ou appropriation non autorisee, partout dans Ιο monde, ainsi que tous les droits associes, en particulier les droits moraux appartenant au Vendeur, ains que tout droit equίvalent ου similaire ά ceux vises ci-dessus partout dans le monde, detenu ου appartenant au Vendeur et dont une liste indicative figure en Annexe 1;

« Contrat de Cession Global » le sens qui lui est ascribed in the recitals attribue au preambule ;

« Medicamat » ά le sons qui lui est attribue au preambule ;

« Appareil Neograft » ι le sens qui lui est attribue au preambule ;

« Personne » désigne toute personne physique οu morale,fonds d’investissement, autοrité gouvernementale οu autre entity, avant οu non le persοnnalité morale, franςaise οu non

« Prix de Cession » le sens qui lui est attribue l’article 4.1 ;

« Acquereur » ά le sons qui lui est attribue au préambule ;

« Contrat de Fournisseur» a le sens qui lui est attribueau preambule ; et

« Vendeur » a le sens qui lui est attribue au preambule.

2.CESSION

2.1En contrepartie du paiement du Prix de Cession et des droits et obligations mutuelles des Parties prevues par les presences, le Vendeur cede ~ Ι’Αcquereur avec effet en date ce jour (Ια « Date de Cession »), “ensemble des droits de Propriété Intellectuelle du Vendeur pour le monde entier et pour toute Ia duree legale des droits de protection intellectuelle préνue par les legislations, Ies réglementαtions et les conventions internationales ou par toute autre disposition juridique applicable actuelle ou future.

2.2Α Ia Date de Cession, le Vendeur doit remettre i I’Αcquereur :

(i)trois (3) originaux du present Acte dúment signé ; et

(ii)tout document ou information necessαire é “utilisation et/ou “exploitation de Ia Propriéte Intellectuelle par le Vendeur en ce compris les codes sources et la documentation relative aux logiciels.

2.3A la Date de Cession. Ι’ΑcquεΩreur doit :

(i)payer Ie Prix de Cession su Vendeur ; et

(ii)remettre au Vendeur trois (3) originaux dúment signes du present Acte.

Toutes les actions prevues aux paragraphes 2.2 et 2.3 ci-dessus seront presuméesavoir éte faites simultanément ά Ια Date de Cession, et aucune remise de documents ne sera presιιmée faite tant que toutes les operαtions, remises de documents et paiements prevus aux termes des presentes ne seront pas achevés, ά moms que Ια Partie destinee ά recevoir tels documents ου de tels paiements, y renonce par ecrit.

3.ETENDUE DE LA CESSION

Α compter de Ia Date de Cession, I’Αcquereur est subrοgé au Vendeur dans tous les droits et obligations que ce dernier détient sur Ia Propriéte Intellectuelle, et notamment mais sans titre limitatif (i) les droits de reproduction, de représentatiοn et d’adaptation sur tous supports et sous quelque forme que cc snit, (ii) le droit d’entreprendre, de reprendre ou de continuer, é son nom, risques et profits, taut en quality; de demandeur que de defendeur, tous droits, instances, procedures ou actions relatifsla Propriéte Intellectuelle, et (iii) tout droit de priorité éνentυellement attache ώ Ia Propriete Intellectuelle.

4.PRIX DE CESSION

4.1Montant

Le prix dú au Vendeur en contrepartie de Ia cession de Ia Propriete Intellectuelle prevue aux termes des presences est fixé ώ un monlanl de 1 euros (le « Prix de Cession )>).

Le Prix de Cession a ete négocie de bonne foi entre les Parties, en prenant en compte le fait que (i) Ια Ρrορrίété Intellectuelle est attachée ώ des elernents ou produits specifiquement developpés pour l’Appareil Neograft et vendus ά Medicamat au titre du Contrat de Fournisseur (ii) est inexploitable si non utilisée avec l’Appareil Neograft, propriété de Médicamαt, et (iii) quo Ia cession de Ια Proprieté Intellectuelle intervient pour les besoins du transfert du Contrat de Fournisseur.

4.2 Paiement

A la Date de Cession. l'Acquereur doit payer au Vendeur, en totalite et en espece, [par viremenl bancai re de fonds immediatement disponibles], le Prix de Cession.

5. DECLARATIONS ET GARANTIES DU VENDEUR

Le Vendeur fait et donne les declarations et garanties suivantes a la Date de Cession, et prend acte que l'Acquereur se base sur ces declarations et garanties pour la signature du present Acte.

5.1 Existence et immatriculation

Le Vendeur est une societe dument immatriculee et existante de droit francais.

5.2 Autorite et capacite

Le Vendeur a tous les pouvoirs et la capacite pour signer cet Acte et tout autre contrat ou document en lien avec cet Acte et pour executer les obligations mises a sa charge au titre de cet Acte, et a obtenu tous les consentements ou autorisations requises pour l'execution de cet Acte. Ce! Acte, a compter de sa signature, constituera un engagement valable et executoire opposable au Vendeur conformement a ses termes et conditions.

5.3 Absence de procedure collective

Le Vendeur n'esl pas en etat de cessation des paiements, ni l'objet d'une procedure de sauvegarde, de redressement judiciaire, de liquidation judiciaire ou moratoire.

5.4 Absence de violation

La signature et !'execution par le Vendeur de cet Acte et de tout autre acte a conclure conformement au presente, n'est pas susceptible de constituer une violation, ou un cas de defaut, ou entrer en conflit avec Jes dispositions des documents sociaux (en compris notamment ses statuts) du Vendeur ou tout autre contrat du Vendeur, et qui aurait pour effet de restreindre la capacite du Vendeur a executer ses obligations au titre du present Acte et de tout autre acte a conclure conformement au presente, et ii n'existe a la date ce jour aucun arrete, decret, reglement, injonction, jugement de toute entite juridique auquel le Vendeur est partie ou par lequel le Vendeur ou l'un quelconque de ses actifs est tenu, qui aurait pour effet de restreindre la capacite du Vendeur a executer ses obligations au titre du present Acte et de tout autre acte a conclure conformement au presente.

5.5 Autorisations gouvernementales

La signature et !'execution par le Vendeur de cet Acte et de tout autre acte a conclure conformement au presente ne necessite ou ne necessitera pas d'obtenir d'accord, autorisation, de proceder a une declaration ou une notification aupres de tout gouvernement, autorite nationale ou supranationale, ou organisme regulateur.

5.6 Propriete lntellectuelle

Le Vendeur est le seul proprietaire de tous les droits attaches a et sur la Propriete lntellectuelle libre de toute Charge. Le Vendeur n'a pas consen1.i de licence ou transfere de quelque maniere que ce soit tout ou partie de la Propriete lntellectuelle. Le Vendeur est libre d'utiliser et d'exploiter la Propriete lntellectuelle partout dans le monde.

Les droits de Propriete lntellectuelle du Vendeur sont valables et opposables aux tiers. Le Vendeur a pris toutes mesures utiles au maintien en vigueur de la Propriete lntellectuelle.

Au cours des cinq (5) annees precedant la Date de Cession, aucune Personne n'a conteste la titularite de la Propriete lntellectuelle du Vendeur, ni la validite ou l'opposabilite aux tiers des demandes d'enregistrement ou enregistrements de l'un des droits de Propriete lntellectuelle, et au cours des cinq (5) annees precedant la Date de Cession, aucune action ou procedure n'a été initiee ou n'est pendante pour contester la titularite de la Propriete lntellectuelle du Vendeur, ni la validite ou l'opposabilite aux tiers des demandes d'enregistrement ou enregistrements de l'un des droits de Propriete lntellectuelle.

La Propriete lntellectuelle n'a fait l'objet d'aucune Reclamation ou procedure au cours des cinq (5) annees precedant la Date de Cession et ii n'exisle aucune Reclamation ou procedure actuellement pendante. Ou risque de telle Reclamation ou procedure.

Aucun enregistrement, utilisation ou exploitation, passe ou actuel de la Propriete lntellectuelle ne porte atleinte ou ne contrefait les droits de quelque Personne que ce soil. Aucune Personne n'a porte atteinte ou contrefait ou menace de porter atteinte de quelque maniere que ce soit a la Propriete lntellectuelle, et ii n'existe aucun fail susceptible de constituer un fondement a une Reclamation de cette nature.

6. DECLARATIONS ET GARANTI ES DE L'ACQUEREUR

Le Vendeur fail et donne les declarations et garanties suivantes au benefice du Vendeur, a la Date de Cession.

6.1 Existence et immatriculation

L'Acquereur est une societe dument immatriculee et existante de droit israelien.

6.2 Autorite et capacite

L'Acquereur a tous les pouvoirs et la capacite pour signer cet Acte et tout autre contrat ou document en lien avec eel Acte et pour executer les obligations mises a sa charge au titre de eel Acte, et a obtenu tous les consentements ou autorisations requises pour l'execution de cet Acte. Cet Acte, a compter de sa signature, constituera un engagement valable et executoire opposable a l'Acquereur conformement a ses termes et conditions.

6.3 Absence de procedure collective

L'Acquereur n'est pas en etat de cessation des paiements, ni l'objet d'une procedure de sauvegarde, de redressement judiciaire, de liquidation judiciaire ou rnoratoire ou toute autre procedure similaire.

6.4 Absence de violation

La signature et !'execution par l'Acquereur de cet Acte et de tout autre acte a conclure conformement au presente. n'est pas susceptible de constituer une violation, ou un cas de defaut, ou entrer en conflit avec les dispositions des documents sociaux (en compris notamment ces statuts, ou tout autre document similaire constitutif) de l'Acquereur ou tout autre contra\ de l'Acquereur, et qui aurait pour effet de restreindre la capacite de l'Acquere lir a executer ses obligations au titre du present Acte et de tout autre acte a conclure conformement au presente, et ii n'existe a la date ce jour aucun arrete, decret, reglement. injonction, jugement de toute entite juridique auquel l'Acquereur est partie ou par lequel l'Acquereur ou l'un quelconque de ses actifs est tenu, qui aurait pour effet de restreindre la capacite de l'Acquereur a executer ses obligations au titre du present Acte et de tout autre acte a conclure conformement au presente.

6.5 Autorisations gouvernementales

La signature et !'execution par l'Acquereur de cet Acte et de tout autre acte a conclure conformement au presente ne necessite ou ne necessitera pas d'obtenir d'accord, autorisation, de proceder a une declaration ou une notification aupres de tout gouvernement, autorite nationale ou supranationale, ou organisme regulateur.

8. DIVERS

8.1 Autre engagement

Si, a tout moment apres la Date de Cession, un quelconque element de Propriete lntellectuelle reste pour quelconque raison que ce soil entre les mains du Vendeur, le Vendeur s'engage a ceder des que possible cet element de Propriete lntellectuelle a l'Acquereur sans contrepartie financiere.

8.2 Notifications

Toute correspondance ou notification qui serait necessaire ou qui pourrait etre effectuee aux termes du present Acte sera presumee avoir ete valablement adressee si elle est remise en main propre ou si elle est adressee (i) par telecopie ou tout autre procede de teletransmission avec accuse reception, ou (ii) par OHL ou toute societe de coursier express avec accuse reception par le destinataire ou un representant du destinataire, ou (iii) par lettre recommandee dument affranchie avec demande d'avis de reception :

•En cas de notification a I' Acquereur: a Venus Concept Ltd. a !'attention de Domenico Serafino, a l'adresse indiquee au prearnbule du present Acte ; et

•En cas de notification au Vendeur : a Electronique du Mazet, a !'attention de Sebastian Ailleret, a l'adresse indiquee au preambule du present Acte.

ou a toute autre adresse qui serait indiquee ulterieurement par ecrit a la Partie auteur de la notification. Les notifications seront considerees avoir ete delivrees a la date de la reception par la Partie notifiee.

8.3 lntegralite

Cet Acte constitue l'entier accord des Parties sur les stipulations qui en sont l'objet. II annule et remplace tout accord anterieur ecrit ou verbal enlre les Parties, relatif au meme objet.

8.4 lndivisibilite

Si une clause quelconque du present Acte est declaree nulle, illicite ou inapplicable, elle ne saurait entraTner la nullite, l'illiceite ou l'inapplicabilite des autres clauses du Contra!, qui continueront a etre valide et opposable.

Les Parties s'engagent a mener de bonne foi des negociations afin de remplacer la clause nulle, illicite ou inapplicable par des stipulations valides, licites ou applicables qui auront un effet aussi proche que possible de celui de la clause nulle, illicite ou inapplicable.

8.5 Modifications

Le present Acte ne pourra etre amende ou modifie que par un acte ecrit de meme date ou de date posterieure signe par les Parties.

8.6 Divergences

Le Present Acte a ete redige en anglais et en francais, en consequence, si des divergences devaient apparaitre entre la version anglaise et la version francaise du present Acte, les Parties conviennent expressement que la version anglaise du present Acle sera presurnee prevaloir.

8.7 Droit applicable et Litiges

Le present Acte est regi par le droit Francais.

De convention expresse entre les Parties, toute contestation entre les Parties relative a la validite,

Electronique du Mazet

/s/ Sebastian Ailleret_____________

Sebastian Ailleret

Venus Concept Ltd.

/s/ Domenico Serafino________

Domenico Serafino

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